                                     EXHIBIT

                                   NUMBER (e)

                             Distribution Agreement

                            LINDBERGH SIGNATURE FUNDS
                             DISTRIBUTION AGREEMENT


     DISTRIBUTION AGREEMENT, dated as of ______________, 1999 between Lindbergh Signature Funds, a Maryland corporation (the "Trust"), and Unified Management Corporation, an Indiana corporation (the "Distributor").

WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust desires to retain the Distributor as the principal underwriter of the Trust's shares of beneficial interest (the "Shares"); and

     WHEREAS, the Distributor is willing to render such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     Section  1.  Delivery  of  Documents.   The  Trust  has  delivered  to  the
Distributor  copies  of  the  following   documents  and  will  deliver  to  the
Distributor all future amendments and supplements thereto, if any:

     (a) The Trust's Declaration of Trust and all amendments thereto (as currently in effect and as from time to time amended, hereinafter referred to as the "Declaration");

     (b) The Trust's By-Laws (as currently in effect and as from time to time amended, hereinafter referred to as the "By-Laws");

     (c) Resolutions of the Board of Trustees authorizing the execution and delivery of this Agreement;

     (d) The Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent amendments or supplements thereto (the "Registration Statement");

     (e) The Trust's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) The Trust's current Prospectus and Statement of Additional Information (as currently in effect and as from time to time amended and supplemented, hereinafter collectively referred to as the "Prospectus").

Section 2.   Distribution.

     2.1 Appointment of Distributor. The Trust hereby appoints the Distributor as principal underwriter of the Shares of each portfolio of the Trust that is set forth on Exhibit A to this Agreement (each a "Fund") and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Agreement.


2.2   Services and Duties.

     (a) The Trust agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of each Fund upon the terms and at the current offering prices as described in the Prospectus. The
Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering prices as set forth in the Prospectus. The Distributor shall devote its best efforts to effect the sale of shares, but shall not be obligated to sell any certain number of Shares.

     (b) In all matters relating to the sale and redemption of Shares, the Distributor and its designated agent(s) will act in conformity with the Trust's Declaration, By-laws and Prospectus and with the instructions and directions of the Board of Trustees and will conform and comply with the requirements of the Securities Exchange Act of 1934, as amended, the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws or regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Trust's Registration Statement or Prospectus and any sales literature approved by the Trust.

     (c) The Trust will not bear any costs and expenses incurred with respect to distribution of shares except to the extent the Trust is permitted to do so by applicable law. It is understood that the Adviser will bear the costs and expenses incurred for (i) printing and mailing to prospective investors copies of the Prospectus (including supplements thereto) and annual and interim reports of the Trust which are used in connection with the offering of Trust's Shares;
(ii) preparing, printing and mailing any other literature used by the Distributor in connection with the sale of the Shares and (iii) reimbursement for NASD advertising compliance expenses advanced by the Distributor.

     (d) All Trust Shares offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to their net asset value (determined in the manner set forth in the Trust's then-current Prospectus).

     2.3 Sales and Redemptions.

     (a) The Trust shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing any Prospectus, except as set forth in Section 2.2(c) hereof.

     (b) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Trust in accordance with Rule 12b-1 under the 1940 Act.

     (c) The Trust shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares at any time permitted by the 1940 Act or the rules of the Commission

     (d) The Trust reserves the right to reject any order for Shares.

     (e) No Shares shall be offered by either the Trust or the Distributor under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by
Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this subsection shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Prospectus.

     2.4 Fees and Expenses. For performing its services under this Agreement, Distributor will receive from the Trust a minimum fee of $6,000 per year to be paid on a monthly basis. The Trust shall promptly reimburse Distributor for any expenses which are to be paid by the Trust in accordance with the following paragraph.

     In the performance of its obligations under this Agreement, all other costs in connection with the offering of the Shares will be paid by the Trust. These costs include, but are not limited to, licensing fees, filing fees, sales literature review fees, travel and such other expenses as may be incurred by Distributor on behalf of the Trust. See Exhibit B for fees.

     Section 3. Limitation of Liability. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with the Distributors duties as distributor hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent of, or one under the control or direction of, the Distributor even though paid by the Distributor.

     Section 4. Indemnification.

     4.1. Trust Representations. The Trust represents and warrants to the Distributor that at all times the Registration Statement and Prospectus will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made herein with respect to any statements in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Trust by, or on behalf of' and with respect to, the Distributor specifically for use in the Registration Statement or Prospectus.

     4.2. Distributor's Representations. The Distributor represents and warrants to the Trust that it is duly organized and validly existing as an Indiana corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     4.3. Trust Indemnification. The Trust will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Trust, or arise out of, or are based upon, information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky
Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein.

     The Trust shall not indemnify any person pursuant to this Section 4.3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of Trustees who are neither "interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

     The Trust shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 4.3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Trust shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of disinterested non-party Trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     4.4. Distributor's Indemnification. The Distributor will indemnify, defend and hold harmless the Trust, the Trust's several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in Section 4.2 hereof, or which arise out of, or are based upon, any true statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or any of its several officers and Trustees by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein, and will reimburse the Trust, the Trust's several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

     4.5. General Indemnity Provisions. No indemnifying party shall be liable under its indemnity agreement contained in Section 4.3 or 4.4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

     Section 5. Duration and Termination. The term of this Agreement shall begin on the date of this Agreement for each Fund that has executed an Exhibit hereto on the date of this Agreement and shall continue in effect with respect to each such Fund (and any subsequent Funds added pursuant to an Exhibit executed during the initial term of this Agreement) for two years thereafter, and shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit and shall continue in effect until the next annual continuance of this Agreement and from year to year thereafter, subject to approval as described above. This Agreement may be terminated by the Trust with respect to any Fund at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     Section 6. Miscellaneous.

     6.1. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     6.2. Construction. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     6.3. Notices. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its principal office set forth in the Registration Statement, or at such other place as the Trust may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at 431 North Pennsylvania Street, Indianapolis, Indiana 46204,
Attention: President, or at such other place as the Distributor may from time to time designate in writing.

     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.



     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date and year first above written.

                                                LINDBERGH SIGNATURE FUNDS

                                             By   _________________________

                                             Title    _________________________

                                             Date:    ______________

                                             UNIFIED MANAGEMENT CORPORATION

                                             By       _________________________

                                            Title    _________________________

                                            Date:    ______________


                                            By       _________________________

                                            Title    _________________________

                                            Date:    ______________

                                    EXHIBIT A
                                       to
                             Distribution Agreement

                               List of Portfolios


   Lindbergh Signature Fund

                                    EXHIBIT B
                                       to
                             Distribution Agreement

                                  Fee Schedule


Annual minimum fee:                         $6,000*, billed on a monthly basis

Sales literature review and filing: $75.00 per hour, plus applicable NASD advertising review fees

All other expenses in Section 2.4 are considered out-of-pocket.

     * Minimum fee reduced to $1,500 in the first year of operation.